Exhibit 99.1

KBR Reports First Quarter Fiscal 2025 Results

Delivered Strong Financial Performance, Consistent Execution on Major Projects, and New Contract Wins
Over $150 million of Share Repurchases in the Quarter

First Quarter Fiscal 2025 Highlights
(All comparisons against the first quarter fiscal 2024 unless noted.)

•Revenues of $2.1 billion, up 13%
•Net income attributable to KBR of $116 million; Adjusted EBITDA2 of $243 million, up 17% with an Adjusted EBITDA2 margin of 11.8%
•Diluted EPS of $0.88; Adjusted EPS2 of $0.98, up 27%
•Bookings and options1 of $1.4 billion with 1.0x book-to-bill1 (1.1x TTM book-to-bill1)

Fiscal Year 2025 Guidance
•Reaffirming previously provided outlook

HOUSTON, TX - May 6, 2025 - KBR, Inc. (NYSE: KBR) today announced its first quarter fiscal 2025 results.

“KBR delivered strong performance in the first quarter, driving higher year-over-year revenues, margin, earnings, and cash flow,” said Stuart Bradie, President and CEO. “We remain focused on consistently executing well on our major projects and controlling what is within our control. We are benefiting from ongoing robust LNG demand, with increased Plaquemines activity yielding greater profit and cash flow. HomeSafe move volumes continued to ramp up during the quarter with rising customer satisfaction scores. Additionally, we are maintaining strong bid volumes and seeing continuing momentum with strategic new contract wins.”

Mr. Bradie continued, “Although we have not seen any material program or contract cuts in our U.S. government base, the environment remains volatile, and we remain agile to meet changing customer demand dynamics. We are realizing the benefits of our previously announced segment realignment plan and managing our indirect costs during this period of heightened uncertainty. We remain bullish on KBR's long-term outlook. In the first quarter, we executed one of the largest share buybacks in the company's history, acting on the board-authorized $750 million repurchase program.”

Mr. Bradie concluded, “We have a strong, resilient portfolio, primarily comprising multi-year projects and programs, with multiple growth pathways as we operate across diversified geographies and end markets. Our focus is on executing our strategy, including continuing to partner closely with our customers to solve their most challenging problems.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized First Quarter Fiscal 2025 Consolidated Results

	Three Months Ended
	April 4,	March 29,
Dollars in millions, except share data	2025	2024
Revenues	$2,055	$1,818
Operating income	195	166
Net income attributable to KBR	116	93
Adjusted EBITDA[2]	243	207
Operating income margin	9.5%	9.1%
Adjusted EBITDA[2] margin	11.8%	11.4%
Earnings per share:
Diluted earnings per share	0.88	0.69
Adjusted earnings per share[2]	0.98	0.77
Cash flows:
Operating cash flows	98	91
Return of capital to shareholders:
Payments to reacquire common stock	156	61
Payments of dividends to shareholders	20	18
	April 4,	January 3,
	2025	2025
Net debt[3]	2,326	2,244
TTM Adjusted EBITDA[2]	906	870
Net leverage	2.6x	2.6x

First Quarter Fiscal 2025 Consolidated Results Review
(All comparisons against the first quarter fiscal 2024 unless noted.)

Revenues were $2.1 billion, up 13% or $237 million, primarily driven by growth in Defense & Intel, fueled by the LinQuest acquisition, and in Readiness & Sustainment due to moves associated with HomeSafe in Mission Technology Solutions and increasing demand in Sustainable Technology Solutions.

Operating income was $195 million, up 17% or $29 million, primarily due to increases in Gross profit and Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project, partially offset by increases in Selling, general and administrative expenses.

Net income attributable to KBR was $116 million, up 25% or $23 million, primarily due to the increase in Operating income noted above and flat below the line expenses.

Diluted earnings per share were $0.88, up 28% or $0.19, primarily due to higher Net income attributable to KBR noted above and lower diluted weighted average common shares outstanding due to open market share repurchases.

Adjusted EBITDA2 was $243 million, up 17% or $36 million, primarily due to the increase in Operating income noted above. Adjusted EBITDA2 margin was 11.8%, up from the prior year due to strong operating performance in the current year period.

Adjusted earnings per share2 were $0.98, up 27% or $0.21, due to the increase in Adjusted EBITDA2 noted above, flat below the line expenses, and lower adjusted weighted average common shares outstanding due to open market share repurchases.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Backlog and options as of the quarter end totaled $20.5 billion. Book-to-bill1 was 1.0x for the quarter and 1.1x on a trailing-twelve-months basis.

Summarized First Quarter Fiscal 2025 Segment Results

	Three Months Ended
	April 4,	March 29,
Dollars in millions, Backlog in billions	2025	2024
Revenues	$2,055	$1,818
Mission Technology Solutions	1,505	1,325
Sustainable Technology Solutions	550	493
Adjusted EBITDA[2]	243	207
Mission Technology Solutions	145	131
Sustainable Technology Solutions	124	103
Corporate	(26)	(27)
Adjusted EBITDA[2] margin	11.8%	11.4%
Mission Technology Solutions	9.6%	9.9%
Sustainable Technology Solutions	22.5%	20.9%
	April 4,	January 3,
	2025	2025
Backlog	17,290	17,264
Mission Technology Solutions	13,262	13,301
Sustainable Technology Solutions	4,028	3,963
Backlog and options	20,541	21,239
Mission Technology Solutions	16,513	17,276
Sustainable Technology Solutions	4,028	3,963

First Quarter Fiscal 2025 Segment Results Review
(All comparisons against the first quarter fiscal 2024 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1,505 million, up 14% or $180 million, driven by growth in Defense & Intel, fueled by the LinQuest acquisition, and growth in Readiness & Sustainment due to moves associated with HomeSafe.

Operating income was $114 million, up 8% or $8 million, primarily due to increases in Gross profit, partially offset by increases in Selling, general and administrative expenses and a gain related to the sale of our investment interest in a joint venture that did not recur in the current year period. Operating income margin was 7.6%.

Adjusted EBITDA2 was $145 million, up 11% or $14 million, generally in line with growth in Revenues. Adjusted EBITDA2 margin was 9.6%, generally in line with the prior year period.

Backlog and options as of the quarter end totaled $16.5 billion. Book-to-bill1 was 0.9x for the quarter and 1.0x on a trailing-twelve months basis.

The following new business awards were announced:
•$229 million Contract for U.S. Army Cargo Helicopter Systems
•$176 million Advanced Space Technology Research and Optimization Contract for Air Force Research Laboratory
•$85 million Procurement as a Service Contract for Airfield Repair Kits with U.S. Air Force

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Sustainable Technology Solutions (STS)
Revenues were $550 million, up 12% or $57 million, driven by increasing demand for sustainable technologies and services.

Operating income was $119 million, up 27% or $25 million, primarily due to increases in Gross profit and Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project. Operating income margin was 21.6%.

Adjusted EBITDA2 was $124 million, up 20% or $21 million, primarily due to higher Operating income noted above. Adjusted EBITDA2 margin was 22.5%, up from the prior year due to strong operating performance in the current year period.

Backlog as of the quarter end totaled $4.0 billion. Book-to-bill1 was 1.1x for the quarter and 1.1x on a trailing-twelve months basis.

The following new business awards were announced:
•PMC Contract to Oversee Development of Fertilizer Project in Angola
•Second Ammonia Cracking Technology contract by Hanwha Impact Corporation in Korea
•Partnership with TerraPower for rapid deployment of Natrium Small Nuclear Reactors

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of April 4, 2025, totaled approximately $917 million, comprising $475 million in borrowing capacity under the revolving credit facility and $442 million cash and cash equivalents. Net leverage ratio as of April 4, 2025, was 2.6x.

Operating cash flows for the quarter were $98 million, up 8% or $7 million, with Operating cash conversion2 of 76%.

During the first quarter, KBR returned $176 million in capital to shareholders, consisting of $156 million in share repurchases (including withhold to cover shares) and $20 million in regular dividends.

Fiscal Year 2025 Guidance
KBR reaffirms the outlook below for fiscal year 2025.

Fiscal Year 2025 Guidance
Revenues	$8.7B - $9.1B
Adjusted EBITDA	$950M - $990M
Adjusted EPS	$3.71 - $3.95
Operating cash flows	$500M - $550M

The company does not provide reconciliations of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Segment Realignment
To streamline and optimize our processes, we realigned our segments effective for fiscal 2025. As part of this realignment, our Government Solutions reportable segment has been renamed Mission Technology Solutions while Sustainable Technology Solutions has retained its name. The international business contained within Government Solutions has been integrated into both Mission Technology Solutions and Sustainable Technology Solutions. All information in this release is presented in accordance with the realigned reportable segments and all prior period information was recast to reflect the realigned reportable segments.

Supplemental Financial Disclosure Update
The company is modifying its presentation of disaggregated revenue categories included in its financial statements. The company's current disaggregated presentation of revenues includes the following categories: contract type, business unit, and geography. After a thorough review and analysis of peer disclosures, as well as independent third-party evaluation, the company is revising its disclosures to better align with industry standards. As part of its first quarter 2025 financial statements, the company has begun providing revenues by customer type. The company will continue to provide revenues by business unit for the next three quarters and will phase out the business unit disclosure at the end of 2025.

Conference Call Details
The company will host a conference call to discuss its first quarter fiscal year 2025 results on Tuesday, May 6, 2025, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 502816.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 38,000 people worldwide with customers in more than 80 countries and operations in over 29 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the new administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and volatility and continued unrest in the Middle East and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Revenues:
Mission Technology Solutions	$1,505	$1,325
Sustainable Technology Solutions	550	493
Total revenues	2,055	1,818
Gross profit	298	248
Equity in earnings of unconsolidated affiliates	42	30
Selling, general and administrative expenses	(145)	(121)
Other	—	9
Operating income:
Mission Technology Solutions	114	106
Sustainable Technology Solutions	119	94
Corporate	(38)	(34)
Total operating income	195	166
Interest expense	(41)	(31)
Other non-operating income (expense)	3	(6)
Income before income taxes	157	129
Provision for income taxes	(42)	(35)
Net income	115	94
Less: Net income (loss) attributable to noncontrolling interests	(1)	1
Net income attributable to KBR	$116	$93
Adjusted EBITDA[1]	$243	$207
Diluted EPS	$0.88	$0.69
Adjusted EPS[1]	$0.98	$0.77
Diluted weighted average common shares outstanding	132	135
Adjusted weighted average common shares outstanding	132	135
[1] See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	April 4,	January 3,
	2025	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$442	$350
Accounts receivable, net of allowance for credit losses of $8 and $9, respectively	1,150	1,071
Contract assets	280	273
Other current assets	185	179
Total current assets	2,057	1,873
Pension Assets	96	82
Property, plant, and equipment, net of accumulated depreciation of $491 and $474 (including net PPE of $64 and $57 owned by a variable interest entity), respectively	294	289
Operating lease right-of-use assets	194	203
Goodwill	2,643	2,630
Intangible assets, net of accumulated amortization of $448 and $427, respectively	753	763
Equity in and advances to unconsolidated affiliates	178	192
Deferred income taxes	196	209
Other assets	436	422
Total assets	$6,847	$6,663
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$792	$777
Contract liabilities	333	336
Accrued salaries, wages and benefits	369	353
Current maturities of long-term debt	39	36
Other current liabilities	324	280
Total current liabilities	1,857	1,782
Employee compensation and benefits	118	135
Income tax payable	124	122
Deferred income taxes	83	83
Long-term debt	2,705	2,533
Operating lease liabilities	219	228
Other liabilities	311	313
Total liabilities	5,417	5,196
Commitments and Contingencies
KBR shareholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,787,698 and 182,469,230 shares issued, and 129,735,945 and 132,435,609 shares outstanding, respectively	—	—
PIC	2,534	2,526
Retained earnings	1,461	1,367
Treasury stock, 53,051,753 shares and 50,033,621 shares, at cost, respectively	(1,648)	(1,494)
AOCL	(930)	(946)
Total KBR shareholders’ equity	1,417	1,453
Noncontrolling interests	13	14
Total shareholders’ equity	1,430	1,467
Total liabilities and shareholders’ equity	$6,847	$6,663

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Cash flows from operating activities:
Net income	$115	$94
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41	36
Equity in earnings of unconsolidated affiliates	(42)	(30)
Deferred income tax	13	11
Other	(2)	(8)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(72)	(30)
Contract assets	(5)	(26)
Accounts payable	5	78
Contract liabilities	(5)	(8)
Accrued salaries, wages and benefits	20	(35)
Payments on operating lease obligation	(19)	(16)
Payments from unconsolidated affiliates, net	4	—
Distributions of earnings from unconsolidated affiliates	88	43
Pension funding	—	(7)
Other assets and liabilities	(43)	(11)
Total cash flows provided by operating activities	$98	$91
Cash flows from investing activities:
Purchases of property, plant and equipment	$(9)	$(25)
Proceeds from sale of assets or investments	—	6
Return of equity method investments, net	—	29
Other	—	1
Total cash flows (used in) provided by investing activities	$(9)	$11
Cash flows from financing activities:
Borrowings on long-term debt	$—	$24
Borrowings on Revolver	275	93
Payments on short-term and long-term debt	(9)	(75)
Payments on Revolver	(95)	—
Payments on settlement of warrants	—	(33)
Debt issuance costs	—	(16)
Payments of dividends to shareholders	(20)	(18)
Payments to reacquire common stock	(156)	(61)
Other	(1)	(5)
Total cash flows used in financing activities	$(6)	$(91)
Effect of exchange rate changes on cash	9	(1)
Increase in cash and cash equivalents	92	10
Cash and cash equivalents at beginning of period	350	304
Cash and cash equivalents at end of period	$442	$314
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$22	$20

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests; plus Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three month periods ended April 4, 2025 and March 29, 2024 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three month periods ended April 4, 2025 and March 29, 2024 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended
	April 4,	March 29,
Dollars in millions	2025	2024

Net income attributable to KBR	$116	$93
•Interest expense	41	31
•Other non-operating expense (income)	(3)	6
•Provision for income taxes	42	35
•Depreciation and amortization	41	36
•Acquisition, integration and other	6	1
•Ichthys commercial dispute cost	—	4
•Legacy legal fees and settlements	—	1
Adjusted EBITDA	$243	$207

	Three Months Ended
	April 4,	March 29,
Dollars in millions	2025	2024

Operating income - MTS	$114	$106
•Net (income) loss attributable to noncontrolling interests	2	—
•Depreciation and amortization	29	24
•Legacy legal fees and settlements	—	1
Adjusted EBITDA - MTS	$145	$131

Operating income - STS	$119	$94
•Net (income) loss attributable to noncontrolling interests	(1)	(1)
•Depreciation and amortization	6	6
•Ichthys commercial dispute cost	—	4
Adjusted EBITDA - STS	$124	$103

Operating income - Corporate	$(38)	$(34)
•Depreciation and amortization	6	6
•Acquisition, integration and other	6	1
Adjusted EBITDA - Corporate	$(26)	$(27)

Operating income - KBR	$195	$166
•Net (income) loss attributable to noncontrolling interest	1	(1)
•Depreciation and amortization	41	36
•Acquisition, integration and other	6	1
•Legacy legal fee and settlements	—	1
•Ichthys commercial dispute cost	—	4
Adjusted EBITDA - KBR	$243	$207

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three month periods ended April 4, 2025 and March 29, 2024 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three month periods ended April 4, 2025 and March 29, 2024 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three Months Ended
	April 4,	March 29,
	2025	2024

Diluted EPS	$0.88	$0.69
Adjustments
•Amortization related to acquisitions	0.07	0.04
•Ichthys commercial dispute cost	—	0.03
•Acquisition, integration and other	0.03	0.01
Adjusted EPS	$0.98	$0.77
Diluted weighted average common shares outstanding	132	135
Adjusted weighted average common shares outstanding	132	135

Operating Cash Conversion
Operating cash conversion is considered a non-GAAP financial measure under SEC rules. Operating cash conversion is calculated as Operating cash flows divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Operating cash conversion affords investors a view of what management considers KBR's core operating cash flow performance for each of the three month periods ended April 4, 2025 and March 29, 2024 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three Months Ended
	April 4,	March 29,
Dollars in millions	2025	2024

Cash flows provided by operating activities	$98	$91

Operating cash flow per adjusted share	$0.74	$0.67
Adjusted earnings per share	0.98	0.77

Operating cash conversion	76%	87%